Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Albireo Pharma, Inc.:

(1)	Registration Statement (Form S-8 No. 333-144407) pertaining to the 2005 Employee Stock Purchase Plan, 2004 Stock Incentive Plan and 2005 Non-Employee Directors’ Stock Option Plan;
(2)	Registration Statement (Form S-8 No. 333-168903) pertaining to the Amended and Restated 2010 Stock Incentive Plan;
(3)	Registration Statement (Form S-8 No. 333-180409) pertaining to the Amended and Restated 2010 Stock Incentive Plan;
(4)	Registration Statement (Form S-3 No. 333-182877);
(5)	Registration Statement (Form S-3 No. 333-215263); and
(6)	Registration Statement (Form S-8 No. 333-215264) pertaining to the 2016 Equity Incentive Plan and the Amended and Restated 2010 Stock Incentive Plan;

of our report dated March 27, 2017, with respect to the consolidated financial statements of Albireo Pharma, Inc. included in this Annual Report (Form 10-K) of Albireo Pharma, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 27, 2017